Exhibit 99.1
DYNEX CAPITAL, INC. ANNOUNCES THIRD QUARTER 2026 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX; "Dynex" or the "Company"), a REIT with a long track record of generating dividends from high-quality mortgage assets, reported its third quarter financial results today. Management will host a call today at 10:00 a.m. Eastern Time to discuss the results and business outlook. Details to access the call can be found below under "Earnings Conference Call."
Third Quarter 2026 Financial Highlights
•Total economic return of $(1.48) per common share, or (11.5)% of beginning book value
•Book value per common share of $10.91 as of September 30, 2026, a decrease of $(1.99) from $12.90 as of June 30, 2026
•Comprehensive loss of $(1.49) per common share and net loss of $(1.34) per common share
•Dividends declared of $0.51 per common share
•Liquidity of $1.3 billion of cash and unpledged securities, representing 42% of total equity, as of September 30, 2026
•Leverage including to-be-announced ("TBA") securities at cost was 9.0 times shareholders' equity as of September 30, 2026, compared to 8.1 times shareholders' equity as of June 30, 2026
Third Quarter 2026 Portfolio and Capital Highlights
•Total investment portfolio of $28.3 billion, an increase of 3% relative to June 30, 2026 driven by $3.2 billion of MBS purchases:
◦Agency RMBS portfolio, including TBAs, increased approximately 3% to $26.8 billion
◦Agency CMBS portfolio increased approximately 3% to $1.4 billion
◦99.99% of investment portfolio is in highly liquid Agency securities
▪Agency RMBS represents 95% of total portfolio; Agency CMBS represents 5% of total portfolio
•Raised $384 million of capital, net of commissions, during the quarter, including $268 million of common equity through the Company's at-the-market ("ATM") program and $116 million through the issuance of 9.375% Series D fixed-rate cumulative redeemable preferred stock
Management Remarks
“We believe today’s Agency mortgage market presents a compelling forward investment opportunity,” said Smriti Laxman Popenoe, Co-Chief Executive Officer and President. “Late-quarter volatility and wider mortgage spreads reduced our reported book value, and that repricing has created an attractive forward return opportunity. Importantly, the mortgage market remains fundamentally solid, technical conditions are strong, and financing remains stable. We are managing for the long term, prepared for a range of market scenarios, and positioned to capitalize on opportunities as they develop.”

Earnings Conference Call
As previously announced, the Company's conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed via telephone by dialing (800) 330-6710 and providing the Conference Code 3227135 or by live audio webcast by clicking the "Webcast" button on the Investors page of the Company's website (www.dynexcapital.com/investors), which also includes a slide presentation. To listen to the live conference call via telephone, please dial in at least 10 minutes before the call begins. As an alternative, participants can click here to enter their details and be connected to join the conference. The link becomes active 15 minutes prior to the scheduled start time. A full replay of the conference call will be available on the Company's website shortly after the conclusion of the live presentation.
Summary of Third Quarter 2026 Results
Total economic return for the third quarter of 2026 reflected a decline in book value per common share to $10.91, inclusive of dividends declared of $0.51 per common share. Book value declined primarily due to wider Agency MBS spreads, which drove a net decrease in the fair value of the Company's investment portfolio. Gains on the Company's interest rate hedging portfolio partially offset these losses. While the Company's active management of its hedges mitigated a portion of the impact from changing interest rates and broader market volatility, spread widening remained the primary driver of pressure on asset valuations and book value during the quarter.
The Company grew its capital base by $384 million during the third quarter through a combination of common and preferred equity raises, using the net proceeds to opportunistically add $3.2 billion of Agency MBS. As a result, the total investment portfolio grew approximately 3% to $28.3 billion compared to $27.6 billion as of June 30, 2026. Leverage, including the implied cost of TBAs, increased to 9.0 times shareholders' equity, primarily due to lower book value related to the investment portfolio's performance.
Interest income increased from the prior quarter, driven by the Company's continued capital deployment into Agency MBS. The average balance of interest-earning assets grew 10% during the third quarter of 2026. Operating expenses decreased by $4 million quarter over quarter due to lower stock-based compensation.
The following tables summarize the changes in the Company's financial position during the third quarter of 2026:

($s in thousands)	Net Changes in Fair Value	Components of Comprehensive Income	Common Equity Rollforward
Balance as of June 30, 2026 (1)			$3,063,567
Net interest income		$101,562
Net periodic interest from interest rate swaps		82
Operating expenses		(12,594)
Preferred stock dividends		(2,769)
Changes in fair value:
MBS and other	$(1,502,120)
TBAs	(124,902)
U.S. Treasury futures	377,310
Options on U.S. Treasury futures	743
Interest rate swaps	790,435
Interest rate swaptions	(2,581)
Total net change in fair value		(461,115)
Comprehensive loss to common shareholders			(374,834)
Capital transactions:
Net proceeds from stock issuance (2)			260,984
Common dividends declared			(129,162)
Balance as of September 30, 2026 (3)			$2,820,555
(1)Amount represents total shareholders' equity less the aggregate liquidation preference of the Company's Series C preferred stock of $111.5 million as of June 30, 2026.
(2)Amount includes net proceeds of approximately $268 million from common stock issuances through the Company's at-the-market ("ATM") program, $(4) million of stock issuance costs related to the Company's Series D preferred stock offering, and $(3) million from reversal of previously accrued share-based compensation expenses and forfeitures.
(3)Amount represents total shareholders' equity less the aggregate liquidation preference of the Company's Series C and Series D preferred stocks of $231.5 million as of September 30, 2026.

Investment Portfolio and Financing
The following table provides detail on the Company's MBS investments, including TBA securities, as of the periods indicated:

	September 30, 2026				June 30, 2026
($ in thousands)	Amortized Cost/Implied Cost Basis	Unrealized Gain (Loss)	Fair Value	% of Portfolio	Amortized Cost/Implied Cost Basis	Unrealized Gain (Loss)	Fair Value	% of Portfolio
Fixed rate Agency RMBS:
2.0% coupon	$1,439,531	$(213,063)	$1,226,468	4%	$1,467,013	$(125,450)	$1,341,563	5%
2.5% coupon	801,131	(136,745)	664,386	2%	728,917	(91,725)	637,192	2%
4.0% coupon	1,483,955	(92,278)	1,391,677	5%	1,065,039	(7,546)	1,057,493	4%
4.5% coupon (1)	2,426,164	(153,056)	2,273,108	8%	2,147,675	(1,055)	2,146,620	8%
5.0% coupon	7,973,568	(504,783)	7,468,785	26%	7,969,870	(27,255)	7,942,615	29%
5.5% coupon	10,162,745	(515,698)	9,647,047	34%	9,028,071	(545)	9,027,526	33%
6.0% coupon	1,812,455	(69,451)	1,743,004	6%	1,459,407	1,280	1,460,687	5%
TBA 4.0%	5,386	(162)	5,224	—%	11,259	(28)	11,231	—%
TBA 4.5% (2)	225,881	(9,715)	216,166	1%	1,039,010	5,571	1,044,581	4%
TBA 5.0%	1,021,997	(29,966)	992,031	4%	856,769	2,181	858,950	3%
TBA 5.5%	508,784	(18,086)	490,698	2%	602,276	255	602,531	2%
TBA 6.0%	733,328	(20,172)	713,156	3%	—	—	—	—%
Total Agency RMBS	$28,594,925	$(1,763,175)	$26,831,750	95%	$26,375,306	$(244,317)	$26,130,989	95%

Agency CMBS/CMBS IO (3)	$1,577,545	$(79,414)	$1,498,131	5%	$1,463,111	$(10,610)	$1,452,501	5%
Total	$30,172,470	$(1,842,589)	$28,329,881	100%	$27,838,417	$(254,927)	$27,583,490	100%
(1) Includes a par value of $8.6 million of 4.5% 15-year Agency RMBS as of September 30, 2026 and June 30, 2026.
(2) Includes a notional amount of $0 and $440 million of 4.5% 15-year TBAs as of September 30, 2026 and June 30, 2026, respectively.
(3) CMBS IO ("Interest only") includes Agency and non-Agency issued securities. The amortized cost and fair value of the Company's CMBS IO represent less than 0.1% of its total investment portfolio as of the dates presented.
The following table provides detail on the Company's repurchase agreement borrowings outstanding as of the dates indicated:

	September 30, 2026			June 30, 2026
Remaining Term to Maturity	Balance	Weighted Average Rate	WAVG Original Term to Maturity	Balance	Weighted Average Rate	WAVG Original Term to Maturity
($s in thousands)
Less than 30 days	$10,662,438	3.88%	79	$9,949,865	3.78%	76
30 to 90 days	12,563,547	3.93%	88	9,852,555	3.78%	91
91 to 180 days	964,291	4.00%	179	2,842,322	3.79%	181
Total	$24,190,276	3.91%	87	$22,644,742	3.79%	96

The following table provides details on the performance of the Company's MBS, net of financing for the third quarter of 2026 compared to the prior quarter:

	Three Months Ended
	September 30, 2026			June 30, 2026
($s in thousands)	Interest Income/Expense	Average Balance (1)(2)	Effective Yield/ Financing Cost(3)(4)	Interest Income/Expense	Average Balance (1)(2)	Effective Yield/ Financing Cost(3)(4)
Agency RMBS	$311,244	$24,761,556	5.03%	$280,970	$22,581,412	4.98%
Agency CMBS/CMBS IO(5)	16,958	1,456,850	4.55%	15,270	1,333,481	4.52%
Other investments	5	431	3.71%	6	445	3.89%
Subtotal	328,207	26,218,837	5.00%	296,246	23,915,338	4.95%
Cash equivalents	4,290			6,505
Total interest income	$332,497			$302,751

Repurchase agreement financing	(230,935)	23,626,939	(3.82)%	(208,968)	21,803,737	(3.79)%
Net interest income/net interest spread	$101,562		1.18%	$93,783		1.16%

Net periodic interest from interest rate swaps	82		—%	542		0.01%
Economic net interest income (6)	$101,644		1.18%	$94,325		1.17%
(1)Average balance for assets is calculated as a simple average of the daily amortized cost and excludes securities pending settlement if applicable.
(2)Average balance for liabilities is calculated as a simple average of the daily repurchase agreement borrowings outstanding during the period.
(3)Effective yield is calculated by dividing annualized interest income by the average balance of asset type outstanding during the reporting period. Unscheduled adjustments to premium/discount amortization/accretion, such as for prepayment compensation, are not annualized in this calculation.
(4)Financing cost is calculated by dividing annualized interest expense by the total average balance of borrowings outstanding during the period with an assumption of 360 days in a year.
(5)CMBS IO ("Interest only") includes Agency and non-Agency issued securities. The amortized cost and fair value of the Company's CMBS IO represent less than 0.1% of its investment portfolio and interest income from CMBS IO comprised less than 1% of the Company's interest income for the periods presented.
(6)Represents a non-GAAP measure. See "Non-GAAP Financial Measures" below for a reconciliation to the most comparable GAAP financial measure.

Hedging Portfolio
The following tables provide details on the Company's interest rate hedging portfolio as of the dates indicated:

	September 30, 2026		June 30, 2026
Derivative Type - Short Positions	Notional Amount	WAVG Fixed Pay Rate	Notional Amount	WAVG Fixed Pay Rate
($s in thousands)
1-3 year pay-fixed interest rate swaps	$1,925,000	3.63%	$—	—%
3-5 year pay-fixed interest rate swaps	4,080,000	3.63%	4,375,000	3.45%
5-7 year pay-fixed interest rate swaps	4,820,000	3.85%	4,060,000	3.65%
7-10 year pay-fixed interest rate swaps	5,845,000	3.93%	5,065,000	3.86%
10-15 year pay-fixed interest rate swaps	142,000	4.79%	—	—%
15-20 year pay-fixed interest rate swaps	785,000	4.39%	590,000	4.40%
	$17,597,000	3.83%	$14,090,000	3.70%

5-year U.S. Treasury futures	$(650,000)	n/a	$(750,000)	n/a
10-year U.S. Treasury futures	(2,893,700)	n/a	(2,516,500)	n/a
30-year U.S. Treasury futures	(3,132,800)	n/a	(991,800)	n/a
	$(6,676,500)		$(4,258,300)

	September 30, 2026		June 30, 2026
Derivative Type - Long Positions	Notional Amount	Average Fixed Receive Rate	Notional Amount	Average Fixed Receive Rate
($s in thousands)
Interest rate swaptions	$750,000	3.25%	$750,000	3.25%

The following table provides detail on the performance of the Company's derivative instruments during the periods indicated:

		Three Months Ended
Type of Derivative Instrument	Purpose	September 30, 2026	June 30, 2026
		($s in thousands)
Unrealized gains (losses):
TBA securities	Investment	$(86,079)	$17,024
U.S. Treasury futures	Interest rate hedge	278,275	(96,155)
Options on U.S. Treasury futures	Interest rate hedge	—	—
Interest rate swaps	Interest rate hedge	782,825	135,175
Interest rate swaptions	Interest rate hedge	(2,581)	(4,275)
Total net unrealized gains		972,440	51,769

Realized gains (losses) upon settlement, maturity or termination:
TBA securities	Investment	(38,823)	(36,253)
U.S. Treasury futures	Interest rate hedge	99,035	112,723
Options on U.S. Treasury futures	Interest rate hedge	743	—
Interest rate swaps	Interest rate hedge	7,610	64
Total net realized gains		68,565	76,534

Net periodic interest from interest rate swaps	Interest rate hedge	82	542
Gain on derivative instruments, net		$1,041,087	$128,845

The Company typically designates certain of its interest rate derivatives as hedges for tax purposes. Gains and losses realized upon maturity or termination of derivatives designated as hedges for tax purposes are amortized into the Company's REIT taxable income over the original periods hedged by those derivatives. These hedge gains are not included in the Company's current or future earnings available for distribution ("EAD"), a non-GAAP measure, but will be part of the Company's future distribution requirements. The table below provides the projected amortization of the Company's net deferred tax hedge gains that may be recognized as taxable income over the periods indicated, given conditions known as of September 30, 2026; however, uncertainty inherent in the forward interest rate curve makes future realized gains and losses difficult to estimate, and as such, these projections are subject to change for any given period.

Projected Period of Recognition for Tax Hedge Gains, Net	September 30, 2026
($ in thousands)
Fiscal year 2026	$97,989
Fiscal year 2027	96,449
Fiscal year 2028	90,414
Fiscal year 2029	91,733
Fiscal year 2030 and thereafter	249,014
$625,599

Third Quarter 2026 Preliminary Financial Statements and Other Supplemental Information

Consolidated Balance Sheets
($s in thousands except per share data)	September 30, 2026	June 30, 2026	December 31, 2025
ASSETS	(unaudited)	(unaudited)	(audited)
Cash and cash equivalents	$993,008	$607,562	$531,043
Cash collateral posted to counterparties	834,736	570,020	399,344
Mortgage-backed securities (including pledged of $25,239,341; $23,669,753; and $14,593,470, respectively)	25,912,607	25,066,198	16,306,988
Due from counterparties	61,439	53,446	17,425
Derivative assets	—	8,441	10,498
Accrued interest receivable	113,913	104,272	67,940
Other assets, net	9,503	9,663	8,940
Total assets	$27,925,206	$26,419,602	$17,342,178

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$24,190,276	$22,644,742	$13,904,231
Due to counterparties	389,511	380,947	811,656
Derivative liabilities	89,336	9,117	4,830
Cash collateral posted by counterparties	—	15,500	8,373
Accrued interest payable	137,153	135,194	95,196
Accrued dividends payable	50,580	46,943	37,171
Other liabilities	16,295	12,092	18,577
Total liabilities	24,873,151	23,244,535	14,880,034

Shareholders’ equity:
Preferred stock	$223,593	$107,843	$107,843
Common stock	2,584	2,374	1,748
Additional paid-in capital	4,025,147	3,760,123	2,921,551
Accumulated other comprehensive loss	(164,603)	(128,074)	(127,061)
Accumulated deficit	(1,034,666)	(567,199)	(441,937)
Total shareholders' equity	3,052,055	3,175,067	2,462,144
Total liabilities and shareholders’ equity	$27,925,206	$26,419,602	$17,342,178

Preferred stock aggregate liquidation preference	$231,500	$111,500	$111,500
Book value per common share	$10.91	$12.90	$13.45
Common shares outstanding	258,430,745	237,414,259	174,814,912

Consolidated Statements of Comprehensive Income (Loss)
			Nine Months Ended
	Three Months Ended
($s in thousands except per share data)	September 30, 2026	June 30, 2026	September 30, 2026
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest income	$332,497	$302,751	$892,637
Interest expense	(230,935)	(208,968)	(618,039)
Net interest income	101,562	93,783	274,598

GAINS (LOSSES)
Realized (loss) gain on sales of investments, net	(544)	—	8,177
Unrealized loss on investments, net	(1,465,047)	(25,622)	(1,742,480)
Gain on derivative instruments, net	1,041,087	128,845	1,274,659
Total (losses) gains, net	(424,504)	103,223	(459,644)

EXPENSES
General and administrative expenses	(11,062)	(15,206)	(46,745)
Other operating expense, net	(1,532)	(1,007)	(3,315)
Total operating expenses	(12,594)	(16,213)	(50,060)

Net (loss) income	(335,536)	180,793	(235,106)
Preferred stock dividends	(2,769)	(2,650)	(8,076)
Net (loss) income to common shareholders	$(338,305)	$178,143	$(243,182)

Unrealized loss on available-for-sale investments, net	(36,529)	(865)	(37,542)
Total other comprehensive loss	(36,529)	(865)	(37,542)
Comprehensive (loss) income to common shareholders	$(374,834)	$177,278	$(280,724)

Weighted average common shares-basic	251,842,414	222,220,145	224,905,226
Weighted average common shares-diluted	251,842,414	223,603,596	224,905,226
Net (loss) income per common share-basic	$(1.34)	$0.80	$(1.08)
Net (loss) income per common share-diluted	$(1.34)	$0.80	$(1.08)
Dividends declared per common share	$0.51	$0.51	$1.53

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results determined in accordance with GAAP, management of the Company believes that investors’ understanding of our operating results may be enhanced by the use of non-GAAP financial measures, which are used by management internally, along with GAAP measures, to evaluate our performance. Our non-GAAP financial measures include earnings available for distribution (“EAD”) to common shareholders (including per common share) and economic net interest income and the related metric economic net interest spread. Management believes these non-GAAP financial measures may be useful to investors because they are viewed by management as additional measures of the investment portfolio’s return.

Drop income generated by TBA dollar roll positions, which is included in "gain (loss) on derivatives instruments, net" on the Company's consolidated statements of comprehensive income, is included in EAD because management views drop income as the economic equivalent of net interest income (interest income less implied financing cost) on the underlying Agency security from trade date to settlement date. However, drop income does not represent the total realized gain/loss from the Company’s investments in TBA securities.
Management also includes net periodic interest from its interest rate swaps, which is included in "gain (loss) on derivatives instruments, net," in EAD and economic net interest income because interest rate swaps are used by the Company to economically hedge the impact of changing interest rates on its borrowing costs from repurchase agreements, and including net periodic interest from interest rate swaps is a helpful indicator of the Company’s total financing cost in addition to GAAP interest expense.
Non-GAAP financial measures are not a substitute for GAAP measures and may be different from non-GAAP measures used by other companies. In addition, other companies, including in our industry, may calculate comparable measures differently, which reduces their usefulness as comparative measures. Investors should not rely on any single financial measure when evaluating our business. These non-GAAP measures should be considered as supplemental in nature and not as a substitute for our operating results in accordance with GAAP.
Reconciliations of each non-GAAP measure to certain GAAP financial measures are provided below.

	Three Months Ended
($s in thousands except per share data)	September 30, 2026	June 30, 2026
Comprehensive income (loss) to common shareholders (GAAP)	$(374,834)	$177,278
Less:
Change in fair value of investments, net (1)	1,502,120	26,487
Change in fair value of derivative instruments, net (2)	(1,032,611)	(123,082)
EAD to common shareholders (non-GAAP)	$94,675	$80,683

Weighted average common shares	251,842,414	222,220,145
EAD per common share (non-GAAP)	$0.38	$0.36

Net interest income (GAAP)	$101,562	$93,783
Net periodic interest from interest rate swaps	82	542
Economic net interest income	101,644	94,325
TBA drop income (3)	8,394	5,221
Operating expenses	(12,594)	(16,213)
Preferred stock dividends	(2,769)	(2,650)
EAD to common shareholders (non-GAAP)	$94,675	$80,683

Net interest spread (GAAP)	1.18%	1.16%
Net periodic interest as a percentage of average repurchase borrowings	—%	0.01%
Economic net interest spread (non-GAAP)	1.18%	1.17%

(1)Amounts include realized and unrealized gains and losses from the Company's MBS.
(2)Amounts include unrealized gains and losses from changes in fair value of derivatives, including TBAs accounted for as derivative instruments, and realized gains and losses on terminated derivatives. Amounts exclude TBA drop income and net periodic interest from interest rate swaps.

(3)TBA drop income is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” "may," "could," "will," "continue" and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release, including statements made in Ms. Popenoe's quote, may include, without limitation, statements regarding the Company's financial performance in future periods, future interest rates, future market credit spreads, management's views on expected characteristics of future investment and macroeconomic environments, central bank strategies, prepayment rates and investment risks, future investment strategies, future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of the Company's investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, the Company's ability to find suitable investment opportunities; changes in domestic economic conditions; geopolitical events and instability, including the conflict in the Middle East, and the related impacts on macroeconomic conditions as a result of such related uncertainty; tariffs that the U.S. imposes on trading partners or tariffs imposed on the U.S. from trading partners, including the legality of any such tariff measures; global and domestic government policy changes and the ability or inability to react to rapidly changing economic policies; changes in interest rates and credit spreads, including the repricing of interest-earning assets and interest-bearing liabilities; the Company’s investment portfolio performance, particularly as it relates to cash flow, prepayment rates, and credit performance; the impact on markets and asset prices from changes in the Federal Reserve’s policies regarding purchases of Agency RMBS, Agency CMBS, and U.S. Treasuries; actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions; the cost and availability of new equity capital; changes in the Company’s leverage and use of leverage; changes to the Company’s investment strategy, operating policies, dividend policy, or asset allocations; the quality of performance of third-party servicer providers, including the Company's sole third-party service provider for our critical operations and trade functions; the loss, unavailability, or security of the Company’s third-party service providers' service and technology that support critical functions of the Company’s business, including those related to the Company’s trading and borrowing activities, due to outages, interruptions, or other failures; the level of defaults by borrowers on loans underlying MBS; impacts from emerging technologies, such as artificial intelligence, including the development of applications utilizing such technologies; changes in the Company’s industry; increased competition; changes in government policy or regulations affecting the Company’s business; changes or volatility in the repurchase agreement financing markets and other credit markets; changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments; uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets, or to reform the U.S. housing finance system including the resolution of the conservatorship of Fannie Mae and Freddie Mac; the composition of the Board of Governors of the Federal Reserve; the political environment in the U.S.; systems failures or cybersecurity incidents; and exposure to current and future claims and litigation. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with and furnished to the Securities and Exchange Commission.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its filings with the Securities and Exchange Commission and other public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.

About Dynex Capital

Dynex Capital, Inc. (NYSE: DX) is a leading internally managed REIT with a long track record of delivering attractive dividends through the disciplined risk management of investments in high‑quality mortgage assets backed by U.S. residential and commercial real estate. For more information on Dynex, please visit our website at www.dynexcapital.com or connect with us on LinkedIn.

Investor Relations Contact
Email: askdx@dynexcapital.com
Phone Number: 804-217-5897

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